ANNEX F


                          THE SEIBELS BRUCE GROUP, INC.

                      1996 STOCK OPTION PLAN FOR EMPLOYEES


         1. Purpose. The purpose of The Seibels Bruce Group, Inc. 1996 Stock Option Plan For Employees (the "Plan"), is to further the long term stability and financial success of The Seibels Bruce Group, Inc. (the "Company"), by attracting and retaining employees through the use of stock incentives. It is also believed that ownership of Company Stock will stimulate the efforts of all employees upon whose efforts the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' interests with those of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option, any lapse of restrictions on Restricted Stock, or any grant of Incentive Stock.

                  (c)      "Board" means the board of directors of the Company.

                  (d)      "Change of Control" means an event  described in (i),
                           (ii), (iii), or (iv):

                           (i) The acquisition by a Group of Beneficial Ownership of 45% or more of the Stock or the Voting Power of the Company, but excluding for this purpose:
                           (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; (B) any acquisition of Common Stock of the Company by management employees of the Company; or (C) any acquisition by a Group that owns 10% or more of the Stock or Voting Power of the Company on the date of approval of the Plan by shareholders. "Group" means any individual, entity or group within the meaning of
                           Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.


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                           (ii)  Individuals who constitute the Board on the day
                           after the meeting at which the Plan is approved (the "Incumbent Board"), cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

                           (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

                           (iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the committee appointed by the Board as described under Section 14.

                  (g) "Company" means The Seibels Bruce Group, Inc., a South Carolina corporation.

                  (h) "Company Stock" means Common Stock, $1.00 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (i) "Covered Employee" means the Chief Executive Officer of the Company (or an individual acting in such capacity), as of the close of the Taxable Year or an employee whose total compensation is required to be reported for the Taxable Year under the disclosure rules promulgated by the Securities and Exchange Commission under the Act.

                  (j) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

                  (k) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other

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                           Incentive  Awards,   the  Committee  shall  determine
                           whether a Disability exists and such determination shall be conclusive.

                  (l) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded), (i) if the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, or (ii) if the Company Stock is traded on the over-the-counter market, the closing price as reported by NASDAQ.

                  (m) "Incentive Award" means, collectively, the award of an Option, Incentive Stock, or Restricted Stock under the Plan.

                  (n)      "Incentive  Stock" means  Company  Stock awarded when
                           performance   goals  are  achieved   pursuant  to  an
                           incentive program as provided in Section 7.

                  (o) "Incentive Stock Option" means an Option intended to meet the requirements of and qualify for favorable federal income tax treatment under Code section 422.

                  (p) "Insider" means a person subject to Section 16(b) of the Act.

                  (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (r) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan and may be a Nonstatutory Stock Option or Incentive Stock Option.

                  (s) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

                  (t) "Participant" means any employee who receives an Incentive Award under the Plan.

                  (u) "Performance Plan" means a plan established by the Committee that precludes discretion and is based on an objective performance standard that may be applied to the Participant, a business unit (e.g., a division or a line of business), or the Company as a whole, and may include goals based on increases in the price of Company Stock, market share, sales or earnings per share.

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                  (v)      "Restricted  Stock" means  Company Stock awarded upon
                           the terms and subject to the restrictions set forth in Section 6.

                  (w) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation), of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (x) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

                  (y)     "Taxable  Year"  means the fiscal  period used by the
                           Company for reporting taxes on income under the Code.

                  (z)     "10% Shareholder"  means a person who owns,  directly
                           or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).


         3. General. The following types of Incentive Awards may be granted under the Plan: Options, Incentive Stock and Restricted Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.


         4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan, up to an aggregate of 5,000,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised, may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

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         5.       Eligibility.

                  (a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired), and any consultant to the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Incentive Award.

                  (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         6.       Restricted Stock Award.

                  (a) Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an award agreement between the Company and the Participant and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

                  (b) Restricted Stock issued, pursuant to the Plan, shall be subject to the following restrictions:

                           (i) No shares of Restricted Stock may be sold, assigned, transferred or disposed of by an Insider within a six-month period beginning on the Date of Grant, and Restricted Stock may not be pledged, hypothecated or otherwise encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition under Rule 16b- 3.

                           (ii) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.


                           (iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock on which the restrictions have not lapsed or been
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                           removed pursuant to paragraph (d) or (e) below on the
                           date such Participant shall cease to be so employed.

                  (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

                  (d) The Committee shall establish, as to each award of Restricted Stock, the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability death or retirement of the Participant or the occurrence of a Change of Control.

                  (e)  Notwithstanding  the provisions of paragraphs (b)(ii) and
(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

                  (f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company, of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

         7.       Incentive Stock Awards.

                  (a) Incentive Stock may be issued pursuant to the Plan in connection with Performance Plans established from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.

                  (b) Whenever the Committee deems it appropriate, the Committee may establish a Performance Plan and notify Participants of their participation in and the terms of the Performance Plan. More than one Performance Plan may be established by the Committee and they may operate concurrently or for varied periods of time. A Participant may be permitted to participate in more than one Performance Plan at the same time. Incentive Stock will be issued only subject to the Performance Plan and the Plan and consistent with meeting the goal or goals set by the Committee in the Performance Plan. A Participant in a Performance Plan shall have no rights as a shareholder until the committee has certified that the performance objectives of the Performance Plan have been met and Incentive Stock is issued. Incentive Stock may be issued without cash consideration.

                  (c) A Participant's interest in a Performance Plan may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.


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


                  (d) Each Participant shall agree, as a condition of his or her participation in a Performance Plan and the receipt of Incentive Stock, to pay to the Company, or make arrangements satisfactory to the Company, regarding the payment to the Company of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant.

         8.       Stock Options.

                  (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

                  (b) The Committee shall not grant to a Covered Employee Nonstatutory Stock Options (i) covering more than 200,000 shares in one Taxable Year, or (ii) that have an exercise price of less than 100% of the Fair Market Value of such shares on the Date of Grant.

                  (c) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

                  (d) The exercise price of shares covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

                  (e) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall, in all events, not be more liberal than the following provisions:

                           (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years), from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

                           (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has


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                           been   employed   by  the  Company  or  a  Parent  or
                           Subsidiary of the Company at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of his or her Disability or death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of
                           termination),   within   three   months   after   the
                           Participant's termination of employment if his or her option agreement so provides. If a Participant's employment is terminated by reason of his or her Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability), within one year after the Participant's termination of employment if his or her option agreement so provides. If a Participant's employment is terminated by reason of his or her death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death), within one year after the Participant's death, if his or her option agreement so provides, by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

                           (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant), of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

                  (f) Notwithstanding the foregoing, no Option granted to an Insider shall be exercisable within the first six months after it is granted; provided, however, that this restriction shall not apply if the Participant becomes disabled or dies during the six-month period.

                  (g) The Committee may, in its  discretion,  grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on Exercisability in the Stock Option Agreement. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Options shall be fully vested.


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         9.       Method of Exercise of Options.

                  (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash.


                  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option, any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

                  (c) Each Participant shall agree, as a condition of the exercise of an Option, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company, of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

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                  (d) Notwithstanding  anything herein to the contrary,  Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.


         10. Nontransferability of Options. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code section 414(p)) ("QDRO"), and shall be exercisable, during the Participant's lifetime, only by the Participant or, if permitted by Rule 16b-3, an alternative payee under a QDRO, or by his or her guardian, duly authorized attorney-in-fact or other legal representative.

         11. Effective Date of the Plan. The effective date of the Plan is November 1, 1995. The Plan shall be submitted to the shareholders of the Company for approval. Until, (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable Federal or

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State   securities  laws  have  been  met,  no  Restricted  Stock  shall  become unrestricted, no Incentive Stock shall be issued and no Option shall be exercisable.

         12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2005. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         13.      Change in Capital Structure.

                  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

                  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         14. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board, who shall be appointed by the

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Board.  Subject to paragraph (d) below,  the Committee shall be the Compensation
Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine, (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted,
(vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted,
(xi) the terms and conditions applicable to Restricted Stock Awards, (xii) the terms and conditions on which restrictions upon Restricted Stock shall lapse,
(xiii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, (xv) the terms of Performance Plans, performance criteria and other factors relevant to the issuance of Incentive Stock, and (xvi) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one Option affects the right to exercise the other Option), may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members and any action so taken shall be fully effective as if it had been taken at a meeting.

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

                  (d) The Board, from time to time, may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Act, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3(C)(2)(i) and (ii)).

         15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows; (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this ______ day of __________, 1996.

                                      THE SEIBELS BRUCE GROUP, INC.

                                       By:_____________________________________




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